EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3) of Inuvo, Inc. and to the incorporation by reference therein of our report dated March 30, 2010, with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Date: March 30, 2011	By:	/s/ _Kirkland, Russ, Murphy & Tapp, P.A.
Kirkland, Russ, Murphy & Tapp, P.A.
Clearwater, Florida

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Inuvo, Inc.

Date: March 30, 2011	By:	/s/ _Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.
Clearwater, Florida